Exhibit 10.52

ADMINISTRATIVE SERVICES AGREEMENT

Effective as of 1 January 2008

The undersigned:

Sensata Investment Company S.C.A., a company duly incorporated and existing under the laws of Luxembourg, having its corporate seat in Luxembourg and having its offices at 9a Parc d’Activite Syrdall, L-5365 Munsbach, Luxembourg (hereinafter referred to as “Provider”), and

Sensata Technologies Holding B.V., a company duly incorporated and existing under the laws of the Netherlands, having its corporate seat in Almelo and having its offices at Kolthofsingel 8,7602 EM Almelo, the Netherlands (hereinafter referred to as “Recipient”),

WHEREAS:

a.	Recipient desires to secure Administrative Services of the Group, specifically for review of financial statements of the Group and ensuring that administrative matters of the Group entities have been properly addressed;

b.	Provider has the expertise to facilitate the provision of such Administrative Services;

c.	Provider is willing to facilitate such Administrative Services in exchange for appropriate compensation; and

d.	The parties desire to specify the terms on which Provider will provide such services to Recipient.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth below, the parties hereby agreed as follows.

ARTICLE I SERVICES AND COMPENSATION

Section 1.1. Provision of Services. Provider shall promptly provide the services described above, upon request of Recipient.

Section 1.2. Management and Administrative Service Expertise. Provider has developed Administration Expertise that will be utilized in providing services to Recipient under the terms of this Agreement.

Section 1.3. Ownership of Rights. Provider shall at all times, during or after the term of this Agreement, be the sole owner of all rights relating to or emanating from its provision of administration services or expertise under the terms of this Agreement.

Section 1.4. Compensation. Compensation for the Administrative Services shall be the actual incurred cost and invoiced per quarter. Rates shall be reviewed from time to time by the parties.

Section 1.5. Payment by Recipient. Recipient shall pay the amount stated in an invoice to Provider within 30 days following receipt of such invoice.

Section 1.6. Currency. All financial obligations originating from the terms and conditions of this Agreement shall be denominated in Euro.

Section 1.7. Examination of Book and Records. Recipient and Provider shall each have the right at its respective expense to examine the books and records of the other party during normal business hours at such other party’s offices on giving reasonable notice.

ARTICLE II TERM AND TERMINATION

Section 2.1. Term. . This agreement has been entered into for an indefinite period of time and has come into effect on the effective date as first above written.

Section 2.2. Termination. Either party may terminate this Agreement by a written notice sent to the other party not less than thirty (30) days prior to the effective date of termination.

Section 2.3. Effect of Termination on Management and Administrative Service Expertise. Effective on the termination of this Agreement, by either party or both parties,

a.	Recipient shall have no right to use the Administrative Service Expertise of Provider except upon such terms as shall be agreed upon in writing executed by Provider and Recipient; and

b.	Recipient shall return all Administrative Service Expertise, and any and all confidential information, disclosed to it by Provider in its possession to Provider, and all such Administrative Service Expertise shall be the sole and exclusive property of Provider.

ARTICLE III INDEMNIFICATION

Recipient shall hold Provider harmless and shall indemnify Provider from and against any loss, cost, or expense, including reasonable attorneys' fees, related to any act or omission in connection with the performance or nonperformance of its duties under the terms of this Agreement.

ARTICLE IV MISCELLANEOUS PROVISIONS

Section 4.1. Notices. Any and all notices, elections, offers, acceptances, and demands permitted or required to be made under this Agreement shall be in writing, signed by the person giving such notice, election, offer, acceptance, or demand and shall be delivered personally, or sent by registered or certified mail, to the party, at its address on file with the other party or at such other address as may be supplied in writing. The date of personal delivery or the date of mailing, as the case may be, shall be the date of such notice, election, offer, acceptance, or demand.

Section 4.2. Force Majeure. If the performance of any part of this Agreement by either party, or of any obligation under this Agreement, is prevented, restricted, interfered with, or delayed by reason of any cause beyond the reasonable control of the party liable to perform, unless conclusive evidence to the contrary is provided, the party so affected shall, on giving written notice to the other party, be excused from such performance to the extent of such prevention, restriction, interference, or delay, provided that the affected party shall use its reasonable best efforts to avoid or remove such causes of nonperformance and shall continue performance with the utmost dispatch whenever such causes are removed. When such circumstances arise, the parties shall discuss what, if any, modification of the terms of this Agreement may be required in order to arrive at an equitable solution.

Section 4.3. Successors and Assigns. This Agreement shall be binding on and shall inure to the benefit of the parties, Affiliates, their respective successors, successors in title, and assigns, and each party agrees, on behalf of it, its Affiliates, successors, successors in title, and assigns, to execute any instruments that may be necessary or appropriate to carry out and execute the purpose and intentions of this Agreement and hereby authorizes and directs its Affiliates, successors, successors in title, and assigns to execute any and all such instruments. Each and every successor in interest to any party or Affiliate, whether such successor acquires such interest by way of gift, devise, assignment, purchase, conveyance, pledge, hypothecation, foreclosure, or by any other method, shall hold such interest subject to all of the terms and provisions of this Agreement. The rights of the parties, Affiliates, and their successors in interest, as among themselves and shall be governed by the terms of this Agreement, and the right of any party, Affiliate or successor in interest to assign, sell or otherwise transfer or deal with its interests under this Agreement shall be subject to the limitations and restrictions of this Agreement.

Section 4.4. Amendment. No change, modification, or amendment of this Agreement shall be valid or binding on the parties unless such change or modification shall be in writing signed by both parties.

Section 4.5. Further Assurances. Each party hereby covenants and agrees that it shall execute and deliver such deeds and other documents as may be required to implement any of the provisions of this Agreement.

Section 4.6. No Waiver. The failure of any party to insist on strict performance of a covenant hereunder or of any obligation hereunder shall not be a waiver of such party's right to demand strict compliance therewith in the future, nor shall the same be construed as a novation of this Agreement.

Section 4.7. Integration. This Agreement constitutes the full and complete agreement of the parties.

Section 4.8. Captions. Titles or captions of articles and paragraphs contained in this Agreement are inserted only as a matter of convenience and for reference, and in no way define, limit, extend, or describe the scope of this Agreement or the intent of any provision hereof.

Section 4.9. Number and Gender. Whenever required by the context, the singular number shall include the plural, the plural number shall include the singular, and the gender of any pronoun shall include all genders.

Section 4.10. Counterparts. This Agreement may be executed in multiple copies, each of which shall for all purposes constitute an Agreement, binding on the parties, and each partner hereby covenants and agrees to execute all duplicates or replacement counterparts of this Agreement as may be required.

Section 4.11. Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the Netherlands.

Section 4.12. Computation of Time. Whenever the last day for the exercise of any privilege or the discharge of any duty hereunder shall fall on a Saturday, Sunday, or any public or legal holiday, whether local or national, the person having such privilege or duty shall have until 5:00 p.m. on the next succeeding business day to exercise such privilege, or to discharge such duty.

Section 4.13. Severability. In the event any provision, clause, sentence, phrase, or word hereof, or the application thereof in any circumstances, is held to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of the remainder hereof, or of the application of any such provision, sentence, clause, phrase, or word in any other circumstances.

Section 4.14. Costs and Expenses. Unless otherwise provided in this Agreement, each party shall bear all fees and expenses incurred in performing its obligations under this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement on 27 March 2009 in twofold.

Sensata Investment Company S.C.A.	Sensata Technologies Holding B.V.

/s/ Geert Braaksma
By :	By :	Geert Braaksma
Title :	Title :	Director

/s/ Joep Hamers
	By :	Joep Hamers
	Title :	Director

/s/ ANT Management (Netherlands) B.V.
	By :	ANT Management (Netherlands) B.V.
	Title :	Director